KNOWLEDGEMAX, INC.
                        PROXY
        FOR THE SPECIAL MEETING OF STOCKHOLDERS
           TO BE HELD ON ________ __, 2002

(THIS PROXY IS SOLICITED ON BEHALF OF THE KNOWLEDGEMAX BOARD OF
DIRECTORS)

The undersigned stockholder(s) of KnowledgeMax, Inc., a Delaware corporation ("KnowledgeMax"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of KnowledgeMax and the accompanying Joint Proxy Statement/Prospectus, and hereby appoints E. Linwood Pearce and Edwin Grosvenor, and each of them, as proxies and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of KnowledgeMax to be held at _____ located at _______________________, __________, ________ ____, on
______day, ______ __, 2002, at 10:00 a.m., local time, and at any continuations, adjournments or postponements thereof, and to vote all shares of capital stock of KnowledgeMax (whether preferred stock and/or common stock) which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

1. Approval and adoption of: (a) the Agreement and Plan of Merger and Reorganization, dated as of December 7, 2001 (the "Merger Agreement"), by and among KnowledgeMax, Sideware Systems, Inc.
and KM Acquisition Corp., a wholly-owned subsidiary of Sideware Systems, Inc. ("Merger Sub"), (b) the merger of KnowledgeMax with and into Merger Sub pursuant to the terms of the Merger
Agreement, and (c) the consummation of the transactions contemplated by the Merger Agreement.

        ____  FOR        ____  AGAINST        ____  ABSTAIN

2. Approval of the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock into shares of KnowledgeMax common stock immediately prior to the effective time of the merger.

        ____  FOR        ____  AGAINST        ____  ABSTAIN

*SEE REVERSE SIDE  (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ON THE REVERSE SIDE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. ANY PRIOR PROXIES ARE HEREBY REVOKED.

Date: ______________ ___, 2002



_________________________________
Signature
Printed Name:

Date: ______________ ___, 2002


_________________________________
Signature
Printed Name:

THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE
STOCKHOLDER(S) EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREIN, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN. IF THE STOCKHOLDER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF THE STOCKHOLDER IS A PARTNERSHIP, PLEASE SIGN FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON.